UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2015

INTERCEPT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35668	22-3868459
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 W. 15th Street, Suite 505 New York, New York		10011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on December 1, 2015 (the “Original 8-K”) by Intercept Pharmaceuticals, Inc. (the “Company”). The sole purpose of this amendment is to disclose the Company’s Board of Directors’ decision, following its annual meeting of stockholders, as to how frequently it will conduct future stockholder advisory votes regarding executive compensation. This Form 8-K/A does not otherwise amend the Original 8-K in any way.

Item 5.07 Submission of Matters to a Vote of Security Holders.

In accordance with the stockholder voting results, in which “every year” received the highest number of votes cast on the frequency proposal, and the Board of Directors’ recommendation in the Proxy Statement for the 2015 Annual Meeting, the Company’s Board of Directors has determined that future stockholder advisory (non-binding) votes on executive compensation will occur every year.  Accordingly, the next stockholder advisory (non-binding) vote on executive compensation will be held at the Company’s 2016 Annual Meeting of Stockholders.  The next required stockholder advisory (non-binding) vote regarding the frequency interval will be in six years at the Company’s 2021 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

Dated: December 11, 2015	/s/ Mark Pruzanski
Mark Pruzanski, M.D. President and Chief Executive Officer